UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/18/2007

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8610 N. New Braunfels
Suite 205
San Antonio, TX 78217
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 11, 2007, the Board of Directors of Analytical Surveys, Inc. (the "Company") elected Hank Cohn and Jonathan Rich to serve as directors of the Company until the 2007 annual meeting of shareholders, and until his successor is duly elected and qualified. On January 16, 2007, the Company issued a press release announcing the election of the two new members to its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Mr.Rich is executive vice president and director of investment banking of vFinance Investments, Inc. Over the past 10 years, Mr. Rich has been responsible for the successful completion of over $200 million in M&A assignments. He has raised, both in public and private offerings either as lead or co-manager, over $350 million in capital. Mr. Rich holds a joint JD/MBA degree from Fordham University with a concentration in corporate finance.

Mr. Cohn is executive vice president at Galaxy Ventures, LLC, a closely-held investment fund with a multi-pronged investment strategy concentrating in the areas of bond trading and early stage technology investments. Mr. Cohn acts as Portfolio Manager for investments. He is currently serving as president and chief executive officer of PracticeOne, Inc., an integrated software and services company for physicians. Mr. Cohn is also a member of the Board of Directors of Crystal International Travel Group, Inc. (CINT.OB). Mr. Cohn holds an MBA in finance and investments from Baruch College.

There were no arrangements or understanding between Messrs. Rich or Cohn and any other person pursuant to which they were selected as a director, and there are and have been no transactions, either since the beginning of the Company's last fiscal year or currently proposed, regarding either of Messrs. Rich or Cohn that are required to be disclosed by Item 404(a) of Regulation S-K.

On January 11, 2007, the Compensation Committee of the Board of Directors amended the terms Mr. Louis Dorfman, Jr.'s compensation to provide for continuation of his base salary for a period of six months if his employment is terminated as a result of a change in control. Mr. Dorfman's base salary is $135,000 per annum.

Item 9.01.    Financial Statements and Exhibits

99.1 Press release dated January 16, 2007, announcing new members of the Board of Directors

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: January 18, 2007	By:	/s/ Lori Jones
Lori Jones
CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated January 16, 2007, announcing new members of the Board of Directors